UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
September 7, 2007

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CELADON GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-23192	13-3361050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9503 East 33 rd Street One Celadon Drive, Indianapolis, IN	46235
(Address of principal executive offices)	(Zip Code)

(317) 972-7000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 7, 2007, the Compensation and Nominating Committee of the Board of Directors (the "Committee") of Celadon Group, Inc., a Delaware corporation (the "Company"), granted a discretionary cash bonus to each of Ken Core and Sergio Hernandez in the amount of $15,000 and $15,033, respectively, for fiscal 2007.  The discretionary bonus awarded to Messrs. Core and Hernandez was based on, among other things, the Company’s safety, driver development, and profitability.  For the foregoing reasons, discretionary bonuses were granted by the Committee despite not achieving performance targets previously established under the Company’s Cash Bonus Program.  A portion of the discretionary bonus granted to Mr. Hernandez was based on performance of the Company’s Mexican subsidiaries.

The Company previously reported the grant of discretionary bonuses for fiscal 2007 to each of Stephen Russell and Paul Will on the Current Report on Form 8-K filed with the SEC on August 14, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELADON GROUP, INC.

Date: September 13, 2007	By:	/s/ Stephen Russell
Stephen Russell
Chairman and Chief Executive Officer